FIGS Releases Third Quarter 2024 Financial Results

Completed State-of-the-Art Fulfillment Center Transition
Announces Minority Investment in OOG, Inc., A New Online Platform for Healthcare Professionals
Updates Full Year 2024 Outlook

SANTA MONICA, Calif., November 7, 2024 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its third quarter 2024 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results.
Third Quarter 2024 Financial Highlights

•Net revenues(1) were $140.2 million, a decrease of 1.5% year over year, due to a decrease in average order value (“AOV”),(2) partially offset by an increase in orders from existing customers.
•Gross margin was 67.1%, a decrease of 1.3% year over year, primarily from higher discounted sales and, to a lesser extent, product mix shift related to limited edition scrubwear.
•Operating expenses were $102.7 million, an increase of 17.4% year over year. As a percentage of net revenues, operating expenses increased to 73.2% from 61.5% primarily due to higher marketing and selling expenses, including higher digital and brand marketing expenses related to our 2024 Olympics campaign and higher transitory expenses associated with the transition to our new fulfillment center.
•Net income (loss) and Net income (loss), as adjusted(3) were $(1.7) million (or $(0.01) in diluted earnings per share), a decrease of $7.8 million as compared to net income in the same period last year and a decrease of $8.0 million as compared to net income, as adjusted(3) in the same period last year.
•Net income (loss) margin(4) was (1.2)%, as compared to 4.2% in the same period last year.
•Adjusted EBITDA(3) was $4.8 million, a decrease of $19.6 million year over year.
•Adjusted EBITDA margin(3)(4) was 3.4%, as compared to 17.2% in the same period last year.

Key Operating Metrics
•Active customers(2) as of September 30, 2024 increased 3.8% year over year to 2.7 million.
•Net revenues per active customer(2)(5) were $205, a decrease of 3.3% year over year.
•AOV(2)(5) was $108, a decrease of 5.3% year over year, primarily driven by a combination of factors including lower units per transaction, higher discounts and returns, and the accounting reclassification between net revenues and selling expense related to duty subsidies for international customers.
“The third quarter included several key investments to support and scale FIGS, highlighted by our incredible Olympics campaign with the Team USA Medical Team and the completed transition of our fulfillment center to a state-of-the-art, highly-automated facility,” said Trina Spear, Chief Executive Officer and Co-Founder. “Our financial performance during the period continued to show positive signs with brand interest and engagement remaining high, newness and innovation resonating, and frequency improving. We also experienced several challenges in the quarter, including the impacts of our footwear inventory and pricing, our promotional timing, and the costs to ramp up our fulfillment center, which we are addressing to further strengthen our performance.

Additionally, our focus on a strong balance sheet and cash flow provide ongoing flexibility to invest in our core business, return value to shareholders and find unique ways to disrupt the industry.”

Minority Investment in OOG, Inc.
The Company also announced that it signed and closed a $25.0 million minority investment in OOG, Inc. (“OOG”).
Expected to launch within the next six months, OOG offers an AI-powered, multi-disciplinary education platform for healthcare professionals. While more details will be announced about OOG when its platform launches, FIGS also expects to work with OOG in ways that will enable FIGS to receive a range of benefits across marketing, community engagement, data and AI. OOG was founded, and is led, by FIGS Co-Founder and Executive Chair Heather Hasson.
A special committee of the Company’s board of directors (the “Board”) comprised solely of independent and disinterested directors, evaluated, negotiated and recommended approval of this transaction, which was subsequently approved by the Board. LionTree Advisors LLC acted as financial advisor and Freshfields LLP acted as legal advisor to the special committee. Latham & Watkins LLP acted as legal advisor to the Company.
“We are thrilled to be investing in and collaborating with OOG,” said Ms. Spear. “Much like the original inspiration for FIGS, OOG looks to transform a large, fragmented and outdated industry through AI, technology and a revolutionary platform. We believe that the OOG platform will significantly expand the ways that we can serve our Awesome Humans and, most importantly, improve their experience of being a healthcare professional.”
Financial Outlook
For Full-Year 2024, the Company now expects:

Net Revenues growth versus 2023	Down 1% to flat

Adjusted EBITDA Margin(3)(6)	~ 8%
(1) Third quarter 2024 net revenues results reflect $2.0 million in international duty subsidies recorded as contra revenue, whereas international duty subsidies were recorded in selling expense in third quarter 2023. As a result, year over year net revenues growth was negatively impacted by 1.4 percentage points.
(2) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(3) “Net income (loss), as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(4) “Net income (loss) margin” and “adjusted EBITDA margin” are calculated by dividing net income (loss) and adjusted EBITDA by net revenues, respectively.
(5) Net revenues per active customer and AOV results for the third quarter 2024 each reflect international duty subsidies recorded as contra revenue, which were not reflected in the results for these metrics for third quarter 2023. As a result, year over year growth in net revenues per active customer and AOV were negatively impacted by approximately 2 and 1 percentage points, respectively.
(6) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or +1-404-975-4839 (International) and the conference ID 452177. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call through November 14, 2024. To access the replay, please dial 1-866-813-9403 (US) or +1-929-458-6194 (International) and the conference ID 984524. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income (loss), as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “net income (loss), as adjusted,” as net income (loss) adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and associated payroll taxes and costs, ambassador grants in connection with its initial public offering, and expense resulting from the retirement of a former CFO of the Company, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income (loss), as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income (loss) adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.
Active customers as of September 30, 2024 and 2023, respectively, net revenues per active customer as of September 30, 2024 and 2023, respectively, and average order value for the three and nine months ended September 30, 2024 and 2023, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.
We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.
Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s plans to address challenges experienced in the quarter ended September 30, 2024; the Company’s ongoing flexibility to invest in its core business, return value to shareholders and find unique ways to disrupt the industry; the expected timing of OOG’s launch and for additional details about the platform to be announced; the Company’s expectation of working with OOG and the benefits it expects to receive, including as to marketing, community engagement and AI; OOG’s plan to transform an outdated industry; the Company’s belief that the OOG platform will significantly expand the ways that it can serve its community; and the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2024; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data, or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$124,103	$144,173
Short-term investments	157,607	102,522
Accounts receivable	10,499	7,469
Inventory, net	123,396	119,040
Prepaid expenses and other current assets	18,689	12,455
Total current assets	434,294	385,659
Non-current assets
Property and equipment, net	35,395	24,864
Operating lease right-of-use assets	52,769	43,059
Deferred tax assets	17,870	18,291
Other assets	2,160	1,336
Total non-current assets	108,194	87,550
Total assets	$542,488	$473,209
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$27,399	$14,749
Operating lease liabilities	11,849	8,230
Accrued expenses	29,036	7,906
Accrued compensation and benefits	5,407	7,312
Sales tax payable	4,250	3,149
Gift card liability	7,944	8,240
Deferred revenue	3,883	2,160
Returns reserve	4,632	2,989
Income tax payable	345	2,557
Total current liabilities	94,745	57,292
Non-current liabilities
Operating lease liabilities, non-current	44,050	38,884
Other non-current liabilities	183	183
Total liabilities	$138,978	$96,359
Commitments and contingencies
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 161,292,723 and 161,457,403 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	16	16
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 8,283,641 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of September 30, 2024 and December 31, 2023; zero shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	340,684	315,075
Accumulated other comprehensive income	221	5
Retained earnings	62,589	61,754
Total stockholders’ equity	403,510	376,850
Total liabilities and stockholders’ equity	$542,488	$473,209

FIGS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net revenues	$140,209	$142,364	$403,726	$400,728
Cost of goods sold	46,181	44,971	130,299	121,625
Gross profit	94,028	97,393	273,427	279,103
Operating expenses
Selling	38,599	32,195	103,992	97,092
Marketing	28,529	19,012	68,778	56,965
General and administrative	35,529	36,232	107,292	105,229
Total operating expenses	102,657	87,439	280,062	259,286
Net income (loss) from operations	(8,629)	9,954	(6,635)	19,817
Other income, net
Interest income	2,926	1,901	8,603	4,494
Other income (expense)	2	(6)	(8)	(11)
Total other income, net	2,928	1,895	8,595	4,483
Net income (loss) before provision for income taxes	(5,701)	11,849	1,960	24,300
Provision for income taxes	(4,001)	5,703	1,125	11,663
Net income (loss)	$(1,700)	$6,146	$835	$12,637
Earnings (loss) attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$(0.01)	$0.04	$—	$0.08
Diluted earnings (loss) per share	$(0.01)	$0.03	$—	$0.07
Weighted-average shares outstanding—basic	170,168,732	168,668,844	170,161,922	167,628,888
Weighted-average shares outstanding—diluted	170,168,732	181,429,745	180,614,560	182,545,627

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$835	$12,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,848	2,128
Deferred income taxes	421	(1,841)
Non-cash operating lease cost	6,211	2,138
Stock-based compensation	32,618	34,305
Accretion of discount on available-for-sale securities	(4,335)	(897)
Changes in operating assets and liabilities:
Accrued interest	(385)	—
Accounts receivable	(3,030)	550
Inventory	(4,356)	34,793
Prepaid expenses and other current assets	(7,965)	(1,563)
Other assets	(824)	18
Accounts payable	10,828	(4,092)
Accrued expenses	21,231	(9,496)
Accrued compensation and benefits	(1,905)	3,266
Sales tax payable	1,101	674
Gift card liability	(296)	807
Deferred revenue	1,723	551
Returns reserve	1,643	(818)
Income tax payable	(2,212)	9,670
Operating lease liabilities	(5,405)	(2,183)
Net cash provided by operating activities	50,746	80,647
Cash flows from investing activities:
Purchases of property and equipment	(13,658)	(9,733)
Purchases of available-for-sale securities	(191,379)	(65,805)
Maturities of available-for-sale securities	141,230	17,550
Net cash used in investing activities	(63,807)	(57,988)
Cash flows from financing activities:
Repurchases of Class A common stock	(7,277)	—
Proceeds from stock option exercises and employee stock purchases	268	763
Tax payments related to net share settlements on restricted stock units	—	(246)
Net cash (used in) provided by financing activities	(7,009)	517
Net change in cash and cash equivalents	(20,070)	23,176
Cash and cash equivalents, beginning of period	144,173	159,775
Cash and cash equivalents, end of period	$124,103	$182,951

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income (loss), as adjusted to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents diluted earnings per share (“EPS”), as adjusted with diluted EPS:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(in thousands, except share and per share amounts)
Net income (loss)	$(1,700)	$6,146	$835	$12,637
Add (deduct):
Expenses related to non-ordinary course disputes(1)	—	—	—	1,256
Stock-based compensation expense in connection with the IPO and other(2)	—	290	—	290
Income tax impacts of items above	—	(140)	—	(847)
Net income (loss), as adjusted	$(1,700)	$6,296	$835	$13,336
Diluted EPS	$(0.01)	$0.03	$—	$0.07
Diluted EPS, as adjusted	$(0.01)	$0.03	$—	$0.07
Weighted-average shares used to compute Diluted EPS and Diluted EPS, as adjusted	170,168,732	181,429,745	180,614,560	182,545,627
(1) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(2) Includes certain stock-based compensation expense in connection with the IPO, including expense related to accelerated performance awards and associated payroll taxes and costs.
The following table presents a reconciliation of adjusted EBITDA to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income (loss) margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(in thousands, except margin)
Net income (loss)	$(1,700)	$6,146	$835	$12,637
Add (deduct):
Other income, net	(2,928)	(1,895)	(8,595)	(4,483)
Provision for income taxes	(4,001)	5,703	1,125	11,663
Depreciation and amortization expense(1)	2,885	756	4,848	2,128
Stock-based compensation and related expense(2)	10,544	13,713	32,506	36,195
Expenses related to non-ordinary course disputes(3)	—	—	—	1,256
Adjusted EBITDA	$4,800	$24,423	$30,719	$59,396

Net revenues	$140,209	$142,364	$403,726	$400,728
Net income (loss) margin(4)	(1.2)%	4.2%	0.2%	3.1%
Adjusted EBITDA margin	3.4%	17.2%	7.6%	14.8%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) Exclusively represents attorney's fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.

(4) Net income (loss) margin represents net income (loss) as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Nine months ended September 30,
	2024	2023
	(in thousands)
Net cash provided by operating activities	$50,746	$80,647
Less: capital expenditures	(13,658)	(9,733)
Free cash flow	$37,088	$70,914

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of September 30, 2024 and 2023, respectively, net revenues per active customer as of September 30, 2024 and 2023, respectively, and average order value for the three and nine months ended September 30, 2024 and 2023, respectively, are presented in the following tables:

	As of September 30,
	2024	2023
	(in thousands)
Active customers	2,673	2,576

	As of September 30,
	2024	2023
Net revenues per active customer	$205	$212

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Average order value	$108	$114	$112	$114

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com